UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2005

APTIMUS, INC.
(Exact Name of Registrant as Specified in Charter)

Washington
(State or Other Jurisdiction of Incorporation)

0-28968 (Commission File Number)	91-1809146 (IRS Employer Identification No.)

100 Spear Street, Suite 1115
San Francisco, CA 94105
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (415) 896-2123

 (Former Name or Former Address, if Changed Since Last Report)

Item 1.01 — Entry Into A Material Definitive Agreement

Change of Control Agreement. On June 1, 2005, Aptimus, Inc. (the “Company”) entered into a change of control agreement with Mr. Robert W. Wrubel in connection with his appointment as the Company’s new Executive Vice President. Information related to Mr. Wrubel’s appointment is provided under Item 5.02 below. The Change in Control Agreement with Mr. Wrubel is identical to the form of agreement entered into with the Chief Financial Officer and other officers and may require the Company to pay severance and accelerate vesting of any unvested option grants in the event the officer’s employment is terminated as a consequence of a change of control of the Company, which is defined as the sale of substantially all of the Company’s assets, the third-party acquisition of in excess of 50% of the Company’s voting securities, a reduction in force mandated as a prior condition to the sale or merger of the Company, or the voluntary or involuntary winding up and liquidation of the Company.

Item 5.02(c) – Appointment of Principal Officer

The Company has announced the appointment of Mr. Wrubel to the newly created post of Executive Vice President. A Company board member for the past three years, Mr. Wrubel’s management role will focus on both operational and strategic initiatives at the Company. His first responsibilities will be to expand the business development and sales organizations and initiatives at the Company and to expand the size and capabilities of its publisher network. Secondly, he will focus on bringing the Company’s lead generation network and technologies to large Internet publishers. He will also assist in developing new market applications and in identifying new areas for growth. Mr. Wrubel will continue to hold his seat on the Company’s board of directors.

Prior to joining the Company’s senior management team, Mr. Wrubel founded Whole Body, Inc, a company that owns and manages a national chain of yoga and fitness studios that began operations in August 2002, where he will continue his guiding position in expansion and financing matters as Chairman of its board of directors. From June 2001 to July 2002, Mr. Wrubel was an Entrepreneur-in-residence at Highland Capital Partners, a venture capital firm, where he identified new venture investments and developed start-up ideas into viable business opportunities. Prior to that Mr. Wrubel was with Ask Jeeves, Inc. from May 1998 to May 2001, where he served as Chief Executive Officer, President and Vice President of Market Development. From 1993 to 1998, Mr. Wrubel served in various positions, including Chief Operating Officer and Vice President of Product Development for Knowledge Adventure, Inc., a leading educational software company. Prior to that, Mr. Wrubel worked as a managing editor of Financial World Magazine and was the founding publisher and editor of High Tech Tomorrow. Mr. Wrubel holds a Bachelor of Arts in History and Economics from Yale University.

In his role as Executive Vice President, Wrubel shall be paid an annual base salary of $185,000 (gross), has received a signing bonus payment of $16,500 and has received an option to purchase 200,000 shares of Aptimus, Inc. common stock. A brief description of the material terms of Mr. Wrubel’s change in control agreement is contained in Item 1.01, “Entry into a Material Definitive Agreement,” above, and is incorporated herein by reference. A press release announcing Mr. Wrubel’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

Item 7. Exhibits and Reports on Form 8-K

(c)     The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press release, dated June 29, 2005, announcing appointment of Robert W. Wrubel as Aptimus, Inc.'s new Executive Vice President.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APTIMUS, INC.

Dated: June 29, 2005	By: /s/ David H. Davis David H. Davis General Counsel and Corporate Secretary